                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated October 13, 1998, with respect to the consolidated financial statements and schedule of Amcast Industrial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1998.


                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            Ernst & Young LLP

Dayton, Ohio
October 19, 1999